                           TCW/DW INCOME & GROWTH FUND

                   SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                                    01/31/97

                           6
YIELD = 2 {[((a-b)/cd) + 1] - 1}


WHERE: a = Dividends and interest earned during the period b = Expenses accrued for the period c = The average daily number of shares outstanding during the period that were entitled to receive dividends
          d = The maximum offering price per share on the last day of the period


                                                                     6
YIELD = 2 {[((338,986.77 - 95,778.55)/5,319,369.501 X 11.421450) + 1] - 1}

                    =            4.85%

               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                          TCW/DW INCOME and GROWTH FUND


(A)  AVERAGE ANNUAL TOTAL RETURNS (NO LOAD FUND)

(B)  TOTAL RETURN (NO LOAD FUND)


FORMULA:                       _                                _
                              |    ______________________________|
                              |    |                             |
                              | ^ n|              EV             |
               t =            | \  |         -----------         | - 1
                              |  \ |              P              |
                              |   \|                             |
                              |_                                _|

                                  EV
               TR =           ----------          - 1
                                  P


          t  = AVERAGE ANNUAL COMPOUND RETURN
          n  = NUMBER OF YEARS
          EV = ENDING VALUE
          P  = INITIAL INVESTMENT
          TR = TOTAL RETURN

                                                           (B)                                               (A)
       $1,000                  EV AS OF                   TOTAL                       NUMBER OF                  AVERAGE ANNUAL
    INVESTED - P               31-Jan-97               RETURN - TR                    YEARS - n                COMPOUND RETURN - t
    ------------               ---------               -----------                    ---------                -------------------
      31-Jan-96                $1,134.60                 13.45%                        1.0000                        13.46%

      31-Mar-93                $1,485.40                 48.54%                        3.8385                        10.88%

(C)       GROWTH OF $10,000
(D)       GROWTH OF $50,000
(E)       GROWTH OF $100,000

FORMULA:  G=(TR+1)*P
          G=GROWTH OF INITIAL INVESTMENT
          P=INITIAL INVESTMENT
          TR=TOTAL RETURN SINCE INCEPTION

       $10,000                   TOTAL                (C) GROWTH OF                 (D) GROWTH OF                 (E) GROWTH OF
    INVESTED - P              RETURN - TR        $10,000 INVESTMENT - G        $50,000 INVESTMENT - G        $100,000 INVESTMENT - G
    ------------              -----------        ----------------------        ----------------------        -----------------------
      31-Mar-93                  48.54                   $14,854                       $74,270                      $148,540